UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
September 27, 2006

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Bridge Parkway, Suite 201, Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 551-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On or about September 23, 2006, certain of our stockholders received in the mail preliminary drafts of our proxy statement, notice of meeting and proxy card. Those preliminary proxy materials were delivered due to a mistake by our mailing service before our proxy materials were finalized. All such preliminary proxy materials should be disregarded. They contain information that was incomplete and which has since been modified. We expect to send finalized definitive proxy materials to our shareholders in early October.

The finalized proxy materials will contain important changes from the preliminary proxy materials, including specification of a new date for the annual meeting, and should be read carefully in their entirety before any shareholder votes. The new date for the annual meeting is October 26, 2006. The proxy cards that were previously sent by mistake are invalid and such proxy cards will not be counted. Any stockholder wanting to vote by proxy will need to complete and mail in a new proxy card in order for such stockholder's vote to be counted.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: September 27, 2006	By:	/s/ Mark E. Gitter
	Name:	Mark E. Gitter
	Title:	Chief Financial Officer, Treasurer